                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
    / / Confidential for use of the Commission only (as permitted by Rule 14a-b(e)(2))

                                MERIDIAN NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee Paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------

To Our Stockholders:

      The 1997 Annual Meeting of Stockholders of Meridian National Corporation (the "Company") will be held at the corporate offices of the Company located at 805 Chicago Street, Toledo, Ohio, 43611, on August 8, 1997, at 10:00 a.m. (local time), to consider and act on the following matters:

    1.  To elect four directors of the Company.

    2. To conduct such other business as may properly be brought before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on June 26, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1997 Annual Meeting.

      YOU ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND PROMPTLY MAIL THE ENCLOSED PROXY TO ASSURE REPRESENTATION OF YOUR SHARES. AN ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE. YOUR PROXY MAY BE REVOKED BY NOTICE IN WRITING TO THE SECRETARY OF THE COMPANY OR THE SECRETARY OF THE MEETING AT ANY TIME PRIOR TO ITS USE.

                                          By Order of the Board of Directors,

                                               [SIGNATURE]

                                          James L. Rosino

                                          Secretary

Toledo, Ohio

June 30, 1997

                                     [LOGO]

                                    --------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              GENERAL INFORMATION

                                    --------

      This Proxy Statement is furnished to the stockholders of Meridian National Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on August 8, 1997, at 10:00 a.m. (local time), or at any adjournment or adjournments thereof, in connection with the election of four directors of the Company.

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company and may be revoked at any time prior to the voting of the proxy by notice in writing to the Secretary of the Company or the secretary of the meeting. Properly executed proxies will be voted as specified thereon, and in the absence of such specification will be voted for the four nominees for director set forth in this Proxy Statement. As to any other matter properly brought before the Annual Meeting and submitted to a vote of stockholders, proxies will be voted in accordance with the judgment of the proxy holders named thereon. The approximate date on which this Proxy Statement and the enclosed Proxy are first being sent to stockholders is June 30, 1997.

      The total outstanding voting stock of the Company, as of June 26, 1997, consisted of 3,488,278 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 206,752 shares of Series B Convertible Voting Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is currently entitled to one-tenth of one vote. Stockholders of record of the Common Stock and Series B Preferred Stock at the close of business on June 26, 1997, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. THE REQUEST SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT 805 CHICAGO STREET, TOLEDO, OHIO 43611.

                             ELECTION OF DIRECTORS

      A Board of four directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified. The nominees have been designated by the Board of Directors. If any nominee becomes unavailable for election, an event that is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for any substitute nominee proposed by the Board of Directors.

      Brief statements setting forth the age, the principal occupation and employment during the past five years and other information concerning each nominee appear below.

 Name, Age and Positions with the
    Company Other than Director      Occupation and Other Information
-----------------------------------  -------------------------------------------------------

William D. Feniger, 50               William D.Feniger has served as Chairman of the Board
Chairman of the Board of Directors,  of Directors and Chief Executive Officer of the Company
President and Chief Executive        since August 1985. Mr. Feniger has been President since
Officer                              March 1991.

Wayne Gardenswartz, 50               Wayne Gardenswartz has served as a director of the
                                     Company since August 1985.Mr. Gardenswartz is a
                                     certified public accountant and has been a partner in
                                     the accounting firm of Gardenswartz & Suber, P.C.,
                                     Denver, Colorado, for more than the past five years.

Jeffrey A. Slade, 56                 Jeffrey A. Slade has served as a director of the
                                     Company since February 1995.For more than the past five
                                     years, Mr. Slade has been President of Slade Investment
                                     Management, an investment advisory firm.

Larry Berman, 57                     Larry Berman is a majority owner of MNP Corporation of
                                     Utica, Michigan and has served as Chairman of the Board
                                     and President for more than the past five years.MNP
                                     Corporation is a diversified metals fastener
                                     manufacturing firm.Mr. Berman was appointed to the
                                     Board of Directors of Meridian National Corporation in
                                     June 1996.

                        CERTAIN INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

INFORMATION REGARDING BOARD OF DIRECTORS

      The Board of Directors held five meetings during fiscal 1997 and took action by written consent on eight occasions. All of the Board members were present at each of the meetings. The Company has no nominating committee. The Company has a Compensation Committee (the "Compensation Committee") which administers the Company's Stock Option Plan and the Amended and Restated 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and also determines the salaries and bonuses of the officers of the Company and of the presidents of the Company's subsidiaries. Messrs. Gardenswartz, Slade and Berman are the members of the Compensation Committee. The Compensation Committee met once during fiscal 1997. All of the members were present at each of the meetings.

      The Company recently formed an Audit Committee, the general functions of which are selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, and consulting with management and the independent auditors as to the systems of internal accounting controls and other matters. Messrs. Gardenswartz, Slade and Berman are members of the Audit Committee. The Audit Committee was formed in fiscal 1998.

DIRECTORS FEES

      Each director who is not an employee of the Company is entitled to receive a fee of $2,000 ($1,000 for telephonic meetings) plus travel expenses for each directors' meeting attended. Directors receive a fee of $1,000 for attending committee meetings which are held separately from directors' meetings.

                       STOCK OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

      The following tables set forth information, as of May 31, 1997, regarding the beneficial ownership of each director of the Company, each named executive officer and all current directors and executive officers of the Company as a group, of the Company's Common Stock. None of such persons beneficially owns any of the Company's Series B Preferred Stock. Additionally, there are 4,000 shares of non-voting $100 Series A Preferred Stock ("Series A Stock"), $.001 par value, of the Company outstanding as of May 31, 1997, of which William D. Feniger owns 1,334 shares.

     OFFICERS AND DIRECTORS


                                   NUMBER OF SHARES
                                     BENEFICIALLY
NAME OF BENEFICIAL OWNER               OWNED(1)          PERCENTAGE OWNERSHIP
-------------------------------  --------------------  -------------------------

William D. Feniger                   823,252(2)(3)(4)               22.9%

Wayne Gardenswartz                    27,865(5)(6)                 *

Jeffrey A. Slade                      12,500(5)                    *

Larry Berman                         290,581(5)(7)                   8.3%

All directors and executive        1,163,598(8)                     32.0%
officers as a group (5 persons)


--------------

*Less than 1% of the outstanding Common Stock of the Company.

(1) Except as otherwise indicated, each director and officer has sole voting and investment power over the shares he beneficially owns.

(2) Includes 17,643 shares issuable upon conversion of a Convertible Subordinated Note and 5,500 shares issuable upon the exercise of Common Stock Purchase Warrants held by William D. Feniger.

(3) Includes 7,500 shares held by William D. Feniger as trustee pursuant to a voting trust agreement over which he has no investment power, 500 shares held by Mr. Feniger's wife, as to which Mr. Feniger disclaims beneficial interest and 1,500 shares held by Mr. Feniger as custodian for his minor children.

(4) Includes options held by William D. Feniger granted under the Stock Option Plan to purchase 80,000 shares which are exercisable currently.

(5) Includes options to purchase 25,500 shares granted to Wayne Gardenswartz, 12,500 shares granted to Jeffrey A. Slade and 10,000 shares granted to Larry Berman under the Directors' Plan, which are exercisable currently.

(6) Includes 2,365 shares held by Mr. Gardenswartz as trustee under a trust agreement over which Mr. Gardenswartz has no investment power.


(7) Includes 280,581 shares, which Mr. Berman may be deemed to beneficially own, held by MNP Corporation, a Michigan corporation. Mr. Berman is a majority owner of MNP Corporation and is the Chairman of the Board and President of MNP Corporation.


(8) Includes options granted to officers and directors of the Company under the Stock Option Plan and Directors' Plan, which are exercisable currently.

OTHER PRINCIPAL STOCKHOLDERS


      As of May 31, 1997, the following person, other than the directors and officers of the Company (or their affiliates), is known to be a beneficial owner of more than 5% of the outstanding shares of Common Stock:


     5% Holders

Name and Address of    Number of Shares
Beneficial Owner      Beneficially Owned    Percentage Ownership
--------------------  -------------------  -----------------------

George Hofmeister            272,921                   7.8%
700 Highland Road
Salem, Ohio 44460

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      PURSUANT TO PROXY RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION DESIGNED TO ENHANCE DISCLOSURE OF CORPORATIONS' POLICIES TOWARD EXECUTIVE COMPENSATION, MESSRS. GARDENSWARTZ, SLADE AND BERMAN, AS MEMBERS OF THE COMPANY'S COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY, SUBMIT THE FOLLOWING REPORT OUTLINING THE COMPANY'S COMPENSATION PLANS AND POLICIES AS THEY PERTAIN TO WILLIAM D. FENIGER, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND THE OTHER EXECUTIVE OFFICERS OF THE COMPANY:

COMPENSATION COMMITTEE OF THE BOARD

      The Compensation Committee is comprised of three non-employee members of the Board of Directors. It is the Compensation Committee's responsibility to review the Company's executive compensation policies and programs and to recommend compensation actions to the Board of Directors of the Company.

COMPENSATION POLICY AND OBJECTIVES

      The Company's compensation philosophy is to provide a competitive compensation package so that executive employees are rewarded for special achievements. The current compensation program for executive officers consists of three major elements: Base Salary, Discretionary Bonuses and Stock Options.

     Base Salary: It is the policy of the Company to review executive officer base salaries each year in relation to salaries being paid to executive officers employed by companies in industries similar to those in which the Company operates. In arriving at a decision, the Committee considers the financial performance of the Company and the effects of economic inflation on salary levels.

     Bonus: Presently, the Company pays bonuses to executive officers on a discretionary basis. In determining the bonuses to be paid, if any, the Committee considers the financial performance of the Company.

     Stock Options: The Company has a non-qualified and incentive stock option plan designed to encourage officers and key employees of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. The numbers of shares granted are based on the executive's level of responsibility. Options are granted at no less than 100% of fair market value of the Common Stock on the day of grant or, in certain situations, 110% of the fair market value of the Common Stock covered by the option on the date of the grant. The term of the option cannot be for more than ten years from the date of grant or five years in certain circumstances.

      The Compensation Committee has not formally considered nor adopted a policy with regard to qualifying executive compensation plans under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain executive officers named in the Proxy Statement to $1 million per year. The Compensation Committee has not yet seen any need to address this issue, since current Company executive compensation, including expected ultimate value of options, is below, or is expected to be below, the level at which this new tax limitation would apply.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Chief Executive Officer's base salary is established on the same policy applicable to executive officers except it is subject to an employment agreement providing for a minimum annual salary of $120,000 and salary continuation for certain periods upon death or total disability, among other provisions. In determining Mr. Feniger's compensation for fiscal 1997, the Committee considered the financial performance of the Company for fiscal 1996, the most recent completed fiscal year at the time the compensation for fiscal 1997 was set, and the effects of inflation on salary levels. The Committee set Mr. Feniger's salary level to $193,325 for fiscal 1997. The Committee did not award Mr. Feniger a bonus for fiscal 1997.

      The Committee grants stock options to officers and key employees pursuant to the Company's non-qualified and incentive stock option plan to accomplish the incentive objections described above. In March 1997, the Committee awarded Mr. Feniger options to acquire 200,000 shares of common stock at an exercise price of $1.00 per share. The fair market value of the Company's Common Stock on the date of grant was $.8125 per share.

      Submitted by the Compensation Committee of the Company's Board of
Directors:

           Wayne Gardenswartz      Jeffrey A. Slade      Larry Berman

STOCKHOLDER RETURN COMPARISON

      The line graph below compares the cumulative total return from February 29, 1992 to February 28, 1997 of the Company's Common Stock against the cumulative total return of (i) the NASDAQ Stock Market (US) and (ii) selected public companies in the metal fabrication or materials industry (peer group) listed on NASDAQ Markets, except for one company which transferred from NASDAQ to the American Stock Exchange in fiscal 1994 and returned to NASDAQ in March 1996. The graph and table assume that $100 was invested on February 29, 1992 in the Company's Common Stock and in each index and that all dividends were reinvested. The Company chose the metal fabrication or materials industry since it most closely approximates its main line of business. However, the Company is also involved in the waste management industry and some of the companies selected in the peer group may also be involved in additional industries other than the metal fabrication or materials industry or waste management industry. As a result, the comparisons shown on the performance graph may not be meaningful. In addition, the historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance. Companies in the current peer group other than the Company include, Chemi Trol Chemical Co. (CTRL), Cryenco Sciences, Inc. (CSCI), Dynamic Materials Corp. (formerly "Explosive Fabricators, Inc.") (BOOM), General Magnaplate Corp. (GMCC), Iteq, Inc. (ITEC) (formerly "Air Cure Environmental, Inc."), Margate Industries, Inc.
(CGUL), Miller Building Systems, Inc. (MTIK), Princeton Media Group (PMGIF) (formerly "Denovo Corp."), Thermal Industries, Inc. (THMP) and Zoltek Companies, Inc. (ZOLT).

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MERIDIAN NATIONAL CORPORATION   NASDAQ STOCK MARKET (US COMPANIES)   SELF-DETERMINED PEER GROUP
Feb-92                            $100.0                                $100.0                      $100.0
Feb-93                             $22.2                                $106.5                       $86.3
Feb-94                             $51.6                                $126.0                       $87.3
Feb-95                             $27.6                                $127.7                       $81.2
Feb-96                             $11.6                                $178.0                      $121.6
Feb-97                             $11.6                                $212.3                      $205.0

COMPENSATION

      The following table sets forth the annual and long-term compensation paid or accrued by the Company for the three fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995 for the Company's Chief Executive Officer.

                                                                                                           ALL OTHER
                                                                                                         COMPENSATION
                                                                                                        ---------------
                                                                                   LONG-TERM
                                    ANNUAL COMPENSATION                           COMPENSATION
                    ----------------------------------------------------  ----------------------------
NAME AND                                                OTHER ANNUAL        RESTRICTED     OPTIONS (IN
PRINCIPAL POSITION    YEAR      SALARY      BONUS       COMPENSATION       STOCK AWARDS       SHARES)
------------------  ---------  ---------  ---------  -------------------  ---------------  -----------
William D. Feniger
Chairman,
President and            1997  $ 193,325     --              --                 --            200,000      $   6,581
Chief Executive          1996  $ 185,004     --              --                 --             20,000      $   6,501
Officer                  1995  $ 175,000  $  90,000          --                 --             20,000      $   5,263

EMPLOYMENT AGREEMENTS

      William D. Feniger has an employment agreement with the Company, the original term of which expired on April 23, 1996 but has been extended to April 23, 1998. The agreement provides for automatic renewals for an additional 12 months upon each anniversary date of the agreement. The agreement also provides for termination of employment by either party upon 120 days prior written notice. The agreement provides that Mr. Feniger is to receive such annual salary as may be determined by the Board of Directors, plus employment privileges and benefits, but in no event is the annual salary to be lower than $120,000. Mr. Feniger's annual salary, effective March 1, 1996, is $193,325. The agreement also provides that in the event of Mr. Feniger's death during the term of the employment agreement, the current salary is to be continued by payment for three years to Mr. Feniger's surviving spouse while she is living, otherwise to his estate. In the event of Mr. Feniger's permanent disability, the agreement provides for a continuation of salary for a period of 12 months, less, however, any payments received by Mr. Feniger directly from any insurer under any insurance policy of health or disability, the premiums for which have been paid by the Company.

OPTION GRANTS IN FISCAL 1997

      The following table sets forth information with respect to (i) option grants to the named executive officers during fiscal 1997 and (ii) the potential realizable value of such options using a 5% and 10% appreciation rate.

                                                                           POTENTIAL REALIZABLE
                      INDIVIDUAL GRANTS                                    VALUE AT ASSUMED
-------------------------------------------------------------              ANNUAL RATES OF
                                     % OF TOTAL                            STOCK PRICE
                                       OPTIONS     EXERCISE                APPRECIATION FOR
                                     GRANTED TO    OR BASE                 OPTION TERM(2)
                    OPTIONS/SARS    EMPLOYEES IN   PRICE       EXPIRATION  --------------------
NAME                GRANTED(#)(1)    FISCAL YEAR   ($/SHARE)   DATE          5%($)     10%($)
-----------------  ---------------  -------------  ----------  ----------  ---------  ---------
William D.
Feniger                 200,000          66.67%      $1.00     3/28/2006   $  64,000  $ 222,000

(1) Only includes options as no stock appreciation rights ("SARs") were granted.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND FISCAL 1997 YEAR END VALUES

      The following table sets forth information with respect to (i) options to purchase shares of the Company's Common Stock granted under the Company's Stock Option Plan, which were exercised by the named executive officers during fiscal 1997, and (ii) unexercised options to purchase shares of the Company's Common Stock granted under the Company's Stock Option Plan to the named executive officers and held by them at February 28, 1997.

                                                                                          VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                           HELD AT 2/28/97                   AT 2/28/97 (1)
                    SHARES ACQUIRED       VALUE      ----------------------------  ----------------------------------
NAME                  ON EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-----------------  -----------------  -------------  -------------  -------------  ---------------  -----------------
William D.
Feniger                   --               --             80,000        180,000              (2)               (2)

(1) The dollar values are calculated by determining the difference between the fair market value of the shares of the Company's Common Stock underlying the options and the exercise price of such options at February 28, 1997.

(2) None of Mr. Feniger's Options are in-the-money.

TAX DEFERRED SAVINGS AND RETIREMENT PLAN

      The Company's Tax Deferred Savings and Retirement Plan (the "401(k) Plan") consists of a defined contribution profit sharing plan with a cash or deferred arrangement. Each employee of the Company is eligible to participate in the 401(k) Plan after the person has both attained age 20-1/2 and completed six months of service. Subject to limitations prescribed by the tax laws, a participant may elect to make a pretax salary deferral contribution to the 401(k) Plan of up to 15% of the participant's compensation. Unless the Company's Board of Directors determines otherwise, the Company makes matching contributions equal to 25% of the first 6% of compensation contributed by each participant as a salary deferral. For any year, the Company may also make a discretionary profit sharing contribution of an amount determined by the Company's Board of Directors. Profit sharing contributions are allocated among eligible participants on the basis of each participant's compensation during the year for which the contribution is made.

      All salary deferral contributions are 100% vested. The Company's matching contributions and profit sharing contributions vest on an incremental basis after three completed years of service and become fully vested after seven years of completed service. In addition, a participant is fully vested upon attainment of age 65, death or disability, provided he is in the employ of the Company at the time such event occurs.

      For the plan year ended February 28, 1997, the Company made a matching contribution to the account of William D. Feniger in the amount of $1,609 under the 401(k) Plan. The Company made no discretionary contributions to the 401(k) Plan during fiscal year ended February 28, 1997. Mr. Feniger is fully vested.

                      INTEREST OF MANAGEMENT AND OTHERS IN
                              CERTAIN TRANSACTIONS

      In connection with the 1985 purchase by the Company of stock of four companies controlled in part by William D. Feniger and Yale M. Feniger (William
D. Feniger's father), the Company issued, as part of the purchase price, a series of non-negotiable subordinated promissory notes, each due on September 15, 1995, and bearing interest at the rate of 9% per annum (the "Notes"). William D. Feniger received a Note in the amount of $770,720, and Yale M. Feniger received a Note in the amount of $943,424 (which Note Yale M. Feniger transferred to his wife). In July 1989, William D. Feniger converted his Note into a like amount of convertible subordinated notes (the "Convertible Subordinated Note"). In June 1994, Mrs. Yale Feniger and the Company entered into an agreement whereby Mrs. Feniger accepted $305,738, or 50% of the outstanding balance of her Note, in full satisfaction of the Note.

      The Convertible Subordinated Note payable to William D. Feniger, having a balance of $275,232 at February 28, 1997, bears interest at a rate equal to 9% per annum. Mr. Feniger agreed to defer the principal payment on the Note to March 1, 1998. The outstanding principal balance of the Note held by Mr. Feniger is convertible, at his option, into Common Stock, at any time, at a conversion price of $15.60 per share. In May 1996 the Board of Directors authorized the issuance to Mr. Feniger of 600,000 shares of the Corporation's Common Stock in exchange for a $300,000 reduction of the Convertible Subordinated Note held by Mr. Feniger, which balance in May 1996 was $596,822. The Company, as of May 31, 1996, reduced the principal amount of the Convertible Subordinated due to William D. Feniger by an additional $21,590, by way of an offset for principal and interest due on the notes payable to the Company by Mr. Feniger as disclosed below. The Company has agreed, at its expense, to register under the Securities Act of 1933, on one occasion, and at the expense of the holder of such Convertible Subordinated Note on other occasions, the Convertible Subordinated Note and/or the underlying securities at the request of the holder thereof. The Company has also agreed to certain "piggy-back" registration rights for the Convertible Subordinated Note and the securities issuable on exercise thereof.

      At the end of fiscal year 1997, William Feniger was indebted to the Company in the amount of $98,373 which consisted of $93,400 evidenced by notes receivable and $4,973 of accrued interest on the notes. The first note, in an original amount of $97,000, was executed in May 1994 and bears interest at 6% and requires annual principal payments of $5,000. A second note for $6,400 was executed in November 1994 and bears interest at 6%. At May 31, 1996, the principal payments and interest payments due on the notes were offset by payments owed by the Company to Mr. Feniger under the Convertible Subordinated Note as disclosed above. The final maturities of these notes receivable will be extended to May 31, 1998.

      The Company and one of its subsidiaries lease office space in Toledo, Ohio, pursuant to two separate lease agreements with Greenbelt Associates, a general partnership in which Messrs. William D. Feniger and Yale M. Feniger, a former executive officer and shareholder of the Company, are general partners. William D. Feniger and Yale M. Feniger own a controlling interest in the partnership. Each lease expired on February 14, 1997 and the properties are now leased on a month-to-month basis. During the year ended February 28, 1997, the Company paid $101,552 to Greenbelt Associates.

      The Company leases plant and office space in Toledo, Ohio for certain of its processing and storage operations from Chicago Investors. Chicago Investors is a general partnership in which Champlain Investors, a general partnership, has a 50% interest. William D. Feniger and Yale M. Feniger own Champlain Investors. Effective March 1, 1996, the Company entered into lease arrangements having initial terms of two years with options to renew for three, one-year periods. During the year ending February 28, 1997, the Company paid $178,560 to Chicago Investors pursuant to these arrangements.

      On June 1, 1995 National Metal Processing, Inc., a wholly-owned subsidiary of the Company and MNP Corporation entered into a three-year lease pursuant to which MNP leases space from the Company. Larry Berman, a director of the Company, is the majority stockholder and Chairman of the Board and President of MNP Corporation. The annual rental is $271,514. MNP Corporation has an option to purchase the facility and property adjacent to the facility for an aggregate purchase price of $1,600,000, which can be reduced to $1,400,000 under certain circumstances.

      Management of the Company believes that the terms of each of the foregoing transactions are at least favorable as those that could have been obtained from independent third parties.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file with the SEC.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that each of Messrs. Feniger, Gardenswartz, Slade and Berman had one late filing related to the issuance of stock options.

                                 MISCELLANEOUS

      A representative or representatives of the Company's independent auditors will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

      The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company at no additional charge. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the Common Stock and Series B Preferred Stock.

      Proposals from stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company at 805 Chicago Street, Toledo, Ohio 43611, no later than February 28, 1998.

                                          By Order of the Board of Directors,

                                                [SIGNATURE]

                                          James L. Rosino
                                          Secretary

June 30, 1997

  PROXY         MERIDIAN NATIONAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 8, 1997

    The undersigned appoints each of William D. Feniger and James L. Rosino, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value, and Series B Convertible Voting Preferred Stock, $.001 par value, of Meridian National Corporation held of record by the undersigned on June 26, 1997, at the Annual Meeting of Stockholders of Meridian National Corporation to be held on August 8, 1997.

   1.  Election of Directors
       FOR all nominees listed below                  WITHHOLD AUTHORITY
       (EXCEPT AS MARKED TO THE CONTRARY BELOW)  / /  TO VOTE FOR ALL NOMINEES BELOW  / /

   William D. Feniger, Wayne Gardenswartz, Jeffrey A. Slade and Larry Berman

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

--------------------------------------------------------------------------------

   2.  In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                                                 (CONTINUED ON THE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears below.                 When Shares are held by joint
---------------------------------------------------------  tenants, both should sign. When signing as attorney, executor,
                                                           administrator, trustee or
                                                           guardian, please give full title
                                                           as such. If a corporation, please
                                                           sign in full corporate name by the
                                                           President or other authorized
                                                           officer. If a Partnership, please
                                                           sign in partnership name by
                                                           authorized person.

                                                           DATED: ------------------, 1997

                                                           ----------------------------------
                                                                       Signature

                                                           ----------------------------------
                                                               Signature, if held jointly

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.